Exhibit 5

                              May 24, 1995



SDNB Financial Corp.
1420 Kettner Boulevard
San Diego, California  92101

      Re: SDNB Financial Corp.; Public Offering of up to 769,582 Shares of Common Stock, No Par Value, and 769,582 Basic Subscription Rights

Ladies and Gentlemen:

      We have acted as special counsel to SDNB Financial Corp. ("SDNB") in connection with the preparation of a registration statement on Form S-3 (as amended, the "Registration Statement") and the form of prospectus constituting a part thereof (the "Prospectus"), filed with the Securities and Exchange Commission (the "SEC") under the Securities
Act of 1933, as amended, relating to the issuance by SDNB of up to 769,582 shares of its Common Stock, no par value (the "Common Stock"), and up to 769,582 transferable subscription rights (the "Basic Subscription Rights"), in connection with a rights offering to shareholders. Capitalized terms used herein without definition shall have the meanings attributed to such terms in the Registration Statement.

      In connection with rendering this opinion we have examined and relied upon, among other things: (i) the Registration Statement;
(ii) the Prospectus; (iii) the opinion of Sherman & Eggers, P.C. delivered to Arnold & Porter in connection with this opinion (a copy of which is attached hereto); and (iv) originals, or copies identified to our satisfaction as being true copies of originals, of such other documents relating to SDNB, the Common Stock, and the Basic Subscription Rights as we have deemed appropriate. In such examination, we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as copies thereof, the legal capacity of all natural persons, and the due execution and delivery of all documents, where due execution and delivery are requisite to the effectiveness thereof.

      On the basis of the foregoing examination and assumptions, and in reliance thereon, and upon consideration of applicable law, we are of the opinion that:

            The Subscription Rights and the Common Stock, when issued as contemplated in the Prospectus, will be legally issued and the Common Stock, when sold as contemplated in the Prospectus, will be fully paid and nonassessable.

      We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the use of our name in connection therewith.

                                   Very truly yours,

                                   /s/ARNOLD & PORTER


Attachment
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                                      May 23, 1995


Arnold & Porter
777 South Figueroa Street
Suite 4400
Los Angeles, California  90017

Ladies and Gentlemen:

     You have requested this firm's opinion as special counsel to SDNB Financial Corp., a California corporation (the "Company"), as to certain matters in connection with the Company's offering (the "Subscription Offering") of up to 769,582 shares of its Common Stock, no par value (the "Common Stock"), to holders of record of its Common Stock on May 5, 1995, pursuant to transferable subscription rights. Capitalized terms used herein without definition shall have the meanings attributed to such terms in the Registration Statement on Form S-3 (as amended, the "Registration Statement"), filed with the United States Securities and Exchange Commission on April 3, 1995 (File No. 33-58379), relating to the Subscription Rights to be distributed, and the Common Stock to be issued, in connection with the Subscription Offering.

     In rendering the opinions set forth below, we have examined the Registration Statement and the Prospectus constituting a part thereof. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation of the Company, as restated and currently in effect (the "Articles"), the Bylaws of the Company, as currently in effect (the"Bylaws"), the minutes of the meetings of each of the Company's Board of Directors and shareholders, and such other corporate records and documents and certificates of government officials as we have deemed appropriate for the purposes of the opinions set forth below. We have also made such investigations of law as we deem appropriate for purposes of the opinions set forth below.

     In addition, in arriving at the opinions expressed below, we have assumed, but have not verified, that the signatures on all documents that we have examined are genuine. We have also
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assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

     Based on the foregoing, and subject to the further qualifications set forth below, we are of the opinion that:

          1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of California. The Company has full corporate power and authority to consummate the Subscription Offering, as contemplated by the Prospectus, including, but not limited to, the execution and filing of the Registration Statement, the distribution of the Subscription Rights, and the issuance of Common Stock to subscribing Rights Holders.

          2. Neither the execution and filing of the Registration Statement by the Company nor the consummation of the Subscription Offering contemplated thereby will violate in any material respect any provision of the Articles or Bylaws, any resolution of the board of Directors or shareholders of the Company, or any law, statute, ordinance, code, rule, regulation, or to the best of our knowledge, any agreement to which the Company is a party or any court or administrative order relating to the Company.

          3. The authorized capital stock of the Company consists of 15,000,000 shares of its Common Stock, no par value. All the outstanding shares of Common Stock of the Company have been duly authorized and validly issued and delivered and are fully paid and nonassessable and are not subject to any preemptive rights. The Company has reserved a sufficient number of shares of its Common Stock for issuance in connection with the Subscription Offering.

          4. The Company's Board of Directors consists of the following individuals, each of whom has been duly elected as a director of the Company in accordance with the terms of the Company's Articles and Bylaws, and none of whom has resigned or otherwise been removed from his or her position as a director of the Company:

          Charles I. Feurzeig             Robert B. Horsman
          Murray L. Galinson              Mark P. Mandell
          Margaret Costanza               Patricia L. Roscoe
          Karla J. Hertzog                Julius H. Zolezzi

          5. The Registration Statement, the Subscription Offering, the distribution of the Subscription Rights, and the issuance of the Company's Common Stock in connection with the Subscription Offering have been duly and validly authorized by resolutions adopted by the Company's Board of Directors pursuant to the authority granted to it by the Articles and Bylaws or the California Corporations Code.

     The delivery of this opinion letter to Arnold & Porter is made for the purpose and with the understanding that Arnold & Porter will rely on the opinions set forth herein in order to render its opinion to the United States Securities and Exchange commission in connection with the Subscription Offering.

     This opinion letter does not address any matters any matters other than those expressly addressed hereto. This opinion letter does not express any opinions as to matters arising under the laws of any jurisdiction other than California. This opinion letter is given for the sole benefit of Arnold & Porter; no one else is entitled to rely upon this opinion without our express written consent. This letter speaks only as of the date hereof, and we undertake no responsibility to update or supplement it after such date.

                                     Very truly yours,


                                     /s/Sherman & Eggers
                                     SHERMAN & EGGERS
                                     A Professional Corporation